Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

		Percentage of Voting
Names of Subsidiary	Place of Organization	Securities Owned
First Financial Bankshares of Delaware, Inc.	Delaware	100%
First Financial Investments, Inc.	Texas	100%
First Technology Services, Inc.	Texas	100	%**
Abilene, Texas
First Financial Trust & Asset Management	Texas	100	%**
Company, National Association* Abilene, Texas
First Financial Bank, National Association*	Texas	100	%**
Abilene, Texas
Hereford State Bank	Texas	100	%**
Hereford, Texas
First Financial Bank, National Association*	Texas	100	%**
Sweetwater, Texas
First Financial Bank, National Association*	Texas	100	%**
Eastland, Texas
First Financial Bank, National Association*	Texas	100	%**
Cleburne, Texas
First Financial Bank, National Association*	Texas	100	%**
Stephenville, Texas
San Angelo National Bank*	Texas	100	%**
San Angelo, Texas
Weatherford National Bank*	Texas	100	%**
Weatherford, Texas
First Financial Bank, National Association*	Texas	100	%**
Southlake, Texas
First Financial Bank, National Association*	Texas	100	%**
Mineral Wells, Texas
First Financial Insurance Agency, Inc.	Texas	100	%**
Abilene, Texas

*Federal charter.

**By First Financial Bankshares of Delaware, Inc.